Accountants' Consent

The Board of Directors
Can-Am Construction, Inc.:


We consent to the incorporation by reference of our reports dated November 6, 1997, on the financial statements of Can-Am Construction, Inc., filed as an exhibit to the Arguss Holdings, Inc. (the "Company") Form 8-K (the "Form 8-K") dated January 2, 1998, in the Company's Registration Statement on
Form S-8 (Commission File No. 333-19277), in the Company's Registration statement on Form S-8 (Commission File No. 333-27017), in the Company's Registration Statement on Form S-3 (Commission File No. 333-233083), and in the Form 8-K.


Costa Mesa, California                     /s/ KPMG Peat Marwick LLP
January 15, 1998